Exhibit 99.1

Contact Information:

Alan I. Rothenberg

Chairman/Chief Executive Officer

Phone: (310) 270-9501

Jason P. DiNapoli

President/Chief Operating Officer

Phone: (310) 270-9505

1st CENTURY BANCSHARES, INC. REPORTS FINANCIAL RESULTS

FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Los Angeles, CA (October 28, 2015) – 1st Century Bancshares, Inc. (the “Company”) (NASDAQ:FCTY), the holding company for 1st Century Bank, N.A. (the “Bank”), today reported net income for the three and nine months ended September 30, 2015 of $854,000 and $1.7 million, respectively, compared to $626,000 and $1.8 million for the same periods last year. Pre-tax, pre-provision earnings for the three and nine months ended September 30, 2015 was $1.8 million and $4.0 million, respectively, compared to $1.1 million and $3.2 million for the same periods last year. Included in net income for the three and nine months ended September 30, 2015 are gains in connection with the sale of securities of none and $75,000, respectively, compared to $196,000 and $982,000 for the same periods last year, as well as provisions for loan losses of $300,000 and $1.0 million for the three and nine months ended September 30, 2015, compared to none and $100,000 for the same periods last year.

Pre-tax, pre-provision earnings, a non-GAAP financial measure, is presented because management believes adjusting the Company’s results to exclude taxes and loan loss provisions provides stockholders with a useful metric for evaluating the profitability of the Company. A schedule reconciling our GAAP net income to pre-tax, pre-provision earnings is provided in the table below.

Alan I. Rothenberg, Chairman of the Board of Directors and Chief Executive Officer of the Company, stated, “I’m pleased to announce our financial results for the quarter and nine months ended September 30, 2015. Since the beginning of this year, we’ve experienced significant growth in total assets, loans and deposits. As of September 30, 2015, total assets have grown to approximately $720 million, loans to approximately $549 million and deposits to approximately $638 million, representing growth rates of approximately 23%, 24% and 27%, respectively, during the first nine months of this year. Profitability trends also continue to improve, including a 28% increase in net interest income during the current quarter compared to the same period last year and an efficiency ratio of 71% for the current quarter. In addition, asset quality remains strong with total non-performing assets to total assets at 10 basis points at September 30, 2015.”

Jason P. DiNapoli, President and Chief Operating Officer of the Company, added, “We are proudly one of the remaining community banks headquartered on the Westside of Los Angeles and we strongly believe that the growth we are experiencing this year is a direct result of our team’s hard work and dedication to delivering unparalleled service to our market.”

2015 3rd Quarter Highlights

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The Bank’s total risk-based capital ratio was 11.39% at September 30, 2015, compared to the requirement of 10.00% to generally be considered a “well capitalized” financial institution for regulatory purposes. The Bank’s equity is comprised solely of common stock and does not include any capital from trust preferred securities, convertible preferred stock or other equity or debt instruments.

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On September 25, 2015, the Company filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission ("SEC") relating to a proposed underwritten public offering of shares of its common stock having an aggregate offering price of up to $30.0 million. The registration statement has not yet become effective and these securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A written prospectus for the offering may be obtained by contacting Jessica Graham, General Counsel, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, California 90067, telephone (310) 270-9500. The Company intends to use the net proceeds to support its organic growth, de novo branching or the opening of relationship offices, the pursuit of strategic acquisition opportunities, and other general corporate purposes. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

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For the three and nine months ended September 30, 2015, the Company recorded net income of $854,000, or $0.09 per diluted share, and $1.7 million, or $0.17 per diluted share, respectively. During the same periods last year, the Company reported net income of $626,000, or $0.06 per diluted share, and $1.8 million, or $0.19 per diluted share, respectively. The increase in net income during the three months ended September 30, 2015 as compared to the same period last year was primarily due to an increase in net interest income of $1.3 million, resulting from an increase in the average balance of loans during the current quarter as compared to the same period last year. This item was partially offset by a $300,000 increase in provision for loan losses, a $464,000 increase in non-interest expenses and a $196,000 decline in gains from the sale of securities. The decline in net income during the nine months ended September 30, 2015 as compared to the same period last year was primarily due to a $925,000 increase in provision for loan losses, a $907,000 decline in gains from the sale of securities, and a $1.6 million increase in non-interest expenses. These items were partially offset by an increase in net interest income of $3.2 million, primarily related to an increase in the average balance of loans during the nine months ended September 30, 2015, as compared to the same period last year.

•	At September 30, 2015 and 2014, the Company’s book value per share was $6.21 and $5.89, respectively, representing an increase of 5.4%.

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Net interest margin was 3.44% and 3.51% for the three and nine months ended September 30, 2015, compared to 3.26% and 3.28% for the same periods last year. The improvement in our net interest margin was primarily due to an increase in the average balance of loans relative to total earning assets as compared to the same periods last year. During the three and nine months ended September 30, 2015 the average balance of loans relative to total earning assets was 77.6% and 78.4%, respectively, compared to 73.7% and 71.8% for the same periods last year.

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Total core deposits, which include non-interest bearing demand deposits, interest bearing demand deposits, and money market deposits and savings, were $590.1 million, $462.4 million and $532.4 million at September 30, 2015, December 31, 2014 and June 30, 2015, respectively. Non-interest bearing deposits represent 60.6% of total deposits at September 30, 2015, compared to 56.1% at December 31, 2014, and 59.2% at June 30, 2015.

•	Cost of funds declined to 12 basis points for both the three and nine months ended September 30, 2015, compared to 14 basis points and 15 basis points for the same periods last year.

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Loans increased to $549.1 million at September 30, 2015, compared to $442.9 million at December 31, 2014 and $519.1 million at June 30, 2015. Loan originations were $74.6 million and $222.1 million during the three and nine months ended September 30, 2015, compared to $68.4 million and $170.8 million during the same periods last year.

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Non-performing loans were $712,000, or 0.13% of total loans, at September 30, 2015, compared to $632,000, or 0.14%, and $712,000, or 0.14%, of total loans, at December 31, 2014 and June 30, 2015, respectively.

•	Non-performing assets as a percentage of total assets were 0.10%, 0.11% and 0.11% at September 30, 2015, December 31, 2014 and June 30, 2015, respectively.

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Net loan recoveries were $16,000 and $15,000 during the three and nine months ended September 30, 2015, respectively, compared to net loan recoveries of $210,000 and $241,000 during the same periods last year.

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As of September 30, 2015, the allowance for loan losses (“ALL”) was $8.6 million, or 1.57% of total loans, compared to $7.6 million, or 1.72% of total loans, at December 31, 2014 and $8.3 million, or 1.60% of total loans, at June 30, 2015. The ALL to non-performing loans was 1,213.93%, 1,203.03% and 1,169.53% at September 30, 2015, December 31, 2014 and June 30, 2015, respectively.

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Investment securities declined to $73.1 million at September 30, 2015, representing 10.2% of our total assets, compared to $79.7 million, or 13.6% of our total assets, at December 31, 2014 and $75.5 million, or 11.4% of our total assets, at June 30, 2015. During the nine months ended September 30, 2015, the Company sold investment securities with an amortized cost of $5.9 million, recognizing gains of $75,000. No securities were sold during the three months ended September 30, 2015. During the three and nine months ended September 30, 2014, the Company sold investment securities with an amortized cost of $11.5 million and $54.9 million, respectively, recognizing gains of $196,000 and $982,000, respectively.

Capital Adequacy

At September 30, 2015, the Company’s stockholders’ equity totaled $64.1 million compared to $61.7 million at December 31, 2014. At September 30, 2015, the Bank’s total risk-based capital ratio, tier 1 risk-based capital ratio, common equity tier 1 ratio and tier 1 leverage ratio were 11.39%, 10.13%, 10.13% and 8.68%, respectively, compared to the requirements of 10.00%, 8.00%, 6.50% and 5.00%, respectively, to generally be considered a “well capitalized” financial institution for regulatory purposes.

On September 25, 2015, the Company filed a registration statement on Form S-1 with the SEC with respect to a proposed offering of common stock having an aggregate public offering price of up to $30.0 million. The registration statement has not yet become effective and these securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A written prospectus for the offering may be obtained by contacting Jessica Graham, General Counsel, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, California 90067, telephone (310) 270-9500. The Company intends to use the net proceeds to support its organic growth, de novo branching or the opening of relationship offices, the pursuit of strategic acquisition opportunities, and other general corporate purposes. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Balance Sheet

Total assets at September 30, 2015 were $720.0 million, representing an increase of $134.8 million, or 23.0%, from $585.2 million at December 31, 2014. Cash and cash equivalents at September 30, 2015 were $94.4 million, representing an increase of $35.9 million, or 61.5%, from $58.5 million at December 31, 2014. Loans increased by $106.3 million, from $442.9 million at December 31, 2014 to $549.1 million at September 30, 2015. Loan originations were $74.6 million and $222.1 million during the three and nine months ended September 30, 2015, compared to $68.4 million and $170.8 million during the same periods last year. Prepayment speeds for the three and nine months ended September 30, 2015 were 12.1% and 12.9%, compared to 26.0% and 17.5% for the same periods last year. Investment securities were $73.1 million at September 30, 2015, compared to $79.7 million at December 31, 2014, representing a decline of $6.6 million, or 8.2%. During the nine months ended September 30, 2015, the Company sold investment securities with an amortized cost of $5.9 million, recognizing gains of $75,000. No securities were sold during the three months ended September 30, 2015. During the three and nine months ended September 30, 2014, the Company sold investment securities with an amortized cost of $11.5 million and $54.9 million, respectively, recognizing gains of $196,000 and $982,000, respectively. The weighted average life of our investment securities was 3.67 years and 4.02 years at September 30, 2015 and December 31, 2014, respectively.

Total liabilities at September 30, 2015 increased by $132.4 million, or 25.3%, to $655.9 million compared to $523.5 million at December 31, 2014. This increase is primarily due to a $134.7 million increase in deposits. Total core deposits, which includes non-interest bearing demand deposits, interest bearing demand deposits and money market deposits and savings, were $590.1 million and $462.4 million at September 30, 2015 and December 31, 2014, respectively, representing an increase of $127.7 million, or 27.6%.

Credit Quality

Allowance and Provision for Loan Losses

The ALL was $8.6 million, or 1.57% of our total loan portfolio, at September 30, 2015, compared to $7.6 million, or 1.72% of our total loan portfolio, at December 31, 2014. At September 30, 2015 and December 31, 2014, our non-performing loans were $712,000 and $632,000, respectively. The ratio of our ALL to non-performing loans was 1,213.93% and 1,203.03% at September 30, 2015 and December 31, 2014, respectively. In addition, our ratio of non-performing loans to total loans was 0.13% and 0.14% at September 30, 2015 and December 31, 2014, respectively.

The ALL is impacted by inherent risk in the loan portfolio, including the level of our non-performing loans, as well as specific reserves and charge-off activities. During the three and nine months ended September 30, 2015, we recorded a provision for loan losses of $300,000 and $1.0 million, respectively, compared to none and $100,000 for the same periods last year. The increase in our provision for loan losses during the three and nine months ended September 30, 2015 compared to the same periods last year was primarily attributable to the increase in the growth rate of our loan portfolio during the three and nine months ended September 30, 2015. During the three and nine months ended September 30, 2015, the Bank’s loan portfolio increased by 5.8% and 24.0%, respectively, compared to increases of 1.5% and 9.2% during the same periods last year.

Criticized and classified loans generally consist of special mention, substandard and doubtful loans. Special mention, substandard and doubtful loans were $176,000, $1.4 million and none, respectively, at September 30, 2015, compared to $155,000, $1.9 million and none, respectively, at September 30, 2014. We had net recoveries of $16,000 and $15,000 during the three and nine months ended September 30, 2015, compared to net recoveries of $210,000 and $241,000 for the same periods last year. At September 30, 2015, the ALL to total loans was 1.57% compared to 1.72% at December 31, 2014. The risks associated with the adequacy of our ALL and the decline in this ratio may have increased as a result of our loan growth. Management will continue to closely monitor the adequacy of the ALL and will make adjustments as warranted. Management believes that the ALL as of September 30, 2015 and December 31, 2014 was adequate to absorb probable and inherent risks in the loan portfolio.

Non-Performing Assets

Non-performing assets totaled $712,000 and $632,000 at September 30, 2015 and December 31, 2014. Non-accrual loans totaled $712,000 and $632,000 at September 30, 2015 and December 31, 2014. As a percentage of total assets, the amount of non-performing assets was 0.10% and 0.11% at September 30, 2015 and December 31, 2014, respectively.

Net Interest Income and Margin

During the three and nine months ended September 30, 2015, net interest income was $5.9 million and $16.7 million, respectively, compared to $4.6 million and $13.5 million for the same periods last year. The improvement in net interest income was primarily attributable to increases in the average balances of our loan portfolio during the three and nine months ended September 30, 2015 as compared to the same periods last year. The average balances of our loan portfolio were $532.4 million and $498.4 million during the three and nine months ended September 30, 2015, compared to $416.3 million and $395.1 million for the same periods last year.

The Company’s net interest margin (net interest income divided by average interest earning assets) was 3.44% for the quarter ended September 30, 2015, compared to 3.26% for the same period last year. The 18 basis point increase in net interest margin is primarily due to an increase in the average balance of loans relative to total average earning assets as compared to the same period last year. The percentage of average loans to total average earning assets increased to 77.6% during the quarter ended September 30, 2015, compared to 73.7% during the same period last year.

The Company’s net interest margin was 3.51% for the nine months ended September 30, 2015, compared to 3.28% for the same period last year. As discussed above, the improvement in our net interest margin is primarily due to an increase in the average balance of loans relative to total earning assets as compared to the same period last year. The percentage of average loans to total average earning assets increased to 78.4% during the nine months ended September 30, 2015, compared to 71.8% during the same period last year.

Non-Interest Income

Non-interest income was $181,000 and $519,000 for the three and nine months ended September 30, 2015, compared to $288,000 and $1.4 million for the same periods last year. During the nine months ended September 30, 2015, the Company sold investment securities with an amortized cost of $5.9 million, recognizing gains of $75,000. No securities were sold during the three months ended September 30, 2015. During the three and nine months ended September 30, 2014, the Company sold $11.5 million and $54.9 million of investment securities, recognizing gains of $196,000 and $982,000. With the exception of such gains, non-interest income primarily consists of customer related fee income.

Non-Interest Expense

Non-interest expense was $4.3 million and $13.2 million for the three and nine months ended September 30, 2015, compared to $3.9 million and $11.6 million for the same periods last year. The increases in non-interest expense during the three and nine months ended September 30, 2015 as compared to the same periods last year is primarily due to the costs incurred to expand the Bank’s business development and related operational support teams, as well as the supplemental costs associated with the Bank’s recently opened relationship office in Beverly Hills.

Income Tax Provision

During the three and nine months ended September 30, 2015, we recorded tax provisions of $648,000 and $1.3 million, respectively, compared to a tax provision of $453,000 and $1.3 million for the same periods last year. The changes in tax provision were consistent with the changes in pre-tax earnings.

Net Income

For the three and nine months ended September 30, 2015, the Company recorded net income of $854,000, or $0.09 per diluted share, and $1.7 million, or $0.17 per diluted share, compared to $626,000, or $0.06 per diluted share, and $1.8 million, or $0.19 per diluted shares, for the same periods last year. Included in net income for the three and nine months ended September 30, 2015 are gains in connection with the sale of securities of none and $75,000, respectively, compared to $196,000 and $982,000 for the same periods last year.

About 1st Century Bancshares, Inc.

1st Century Bancshares, Inc. is a publicly owned company traded on the NASDAQ Capital Market under the symbol “FCTY.” The Company’s wholly-owned subsidiary, 1st Century Bank, N.A., is headquartered in the Century City area of Los Angeles, with a full service business bank in Century City, CA, and relationship offices in Santa Monica and Beverly Hills, CA. The Bank’s primary focus is serving the specific banking needs of entrepreneurs, professionals and small businesses with the personal service of a traditional community bank, while offering the technologies of a big money center bank. The Company maintains a website at www.1cbank.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Safe Harbor

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these forward-looking statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. These statements are based upon our management’s current expectations and speak only as of the date hereof. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual results, performance or achievements to differ materially and adversely from those expressed, suggested or implied herein. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, (2) political instability, (3) changes in the monetary policies of the U.S. Government, (4) a renewed decline in economic conditions, (5) deterioration in the value of California real estate, both residential and commercial, (6) an increase in the level of non-performing assets and charge-offs, (7) further increased competition among financial institutions, (8) the Company’s ability to continue to attract interest bearing deposits and quality loan customers, (9) further government regulation, including regulations regarding capital requirements, and the implementation and costs associated with the same, (10) internal and external fraud and cyber-security threats including the loss of bank or customer funds, loss of system functionality or the theft or loss of data, (11) management’s ability to successfully manage the Company’s operations, (12) risks associated with the proposed underwritten public offering contemplated by the registration statement on Form S-1 filed with the SEC on September 25, 2015, which registration statement contains identified material risks associated with the offering, and (13) the other risks set forth in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company does not undertake, and specifically disclaims any obligation to revise or update any forward-looking statements for any reason.

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(Tables follow)

SUMMARY FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION

The following tables present relevant financial data from the Company’s recent performance (dollars in thousands, except per share data):

	September 30, 2015	December 31, 2014	September 30, 2014
Balance Sheet Results:	(unaudited)		(unaudited)
Total Assets	$720,041	$585,218	$583,986
Total Loans	$549,135	$442,856	$418,727
Allowance for Loan Losses (“ALL”)	$8,639	$7,599	$7,577
Non-Performing Assets	$712	$632	$655
Investment Securities-AFS, at estimated fair value	$73,133	$79,689	$71,378
Deposits:
Non-Interest Bearing Demand Deposits	$386,500	$282,217	$277,148
Interest Bearing Demand Deposits	34,458	25,492	21,258
Money Market Deposits and Savings	169,137	154,706	155,678
Certificates of Deposit	47,770	40,757	42,258
Total Deposits	$637,865	$503,172	$496,342
Total Stockholders’ Equity	$64,142	$61,693	$59,804
Gross Loans to Deposits	86.05%	88.00%	84.37%
Ending Book Value per Share	$6.21	$6.08	$5.89
Common Shares Outstanding	10,321,702	10,140,441	10,146,078

	Three Months Ended September 30,
Quarterly Operating Results (unaudited):	2015	2014
Net Interest Income	$5,943	$4,649
Provision for Loan Losses	$300	$—
Gain on Sale of AFS Securities	$—	$196
Non-Interest Income	$181	$92
Non-Interest Expense	$4,322	$3,858
Income Tax Provision	$648	$453
Net Income	$854	$626
Basic Earnings per Share	$0.09	$0.07
Basic Shares Outstanding	9,636,952	9,481,072
Diluted Earnings per Share	$0.09	$0.06
Diluted Shares Outstanding	9,878,365	9,748,588
Quarterly Net Interest Margin*	3.44%	3.26%

Reconciliation of QTD Net Income to Pre-Tax, Pre-Provision Earnings:
Net Income	$854	$626
Provision for Loan Losses	300	—
Income Tax Provision	648	453
Pre-Tax, Pre-Provision Earnings	$1,802	$1,079

	Nine Months Ended September 30,
YTD Operating Results (unaudited):	2015	2014
Net Interest Income	$16,698	$13,504
Provision for Loan Losses	$1,025	$100
Gain on Sale of AFS Securities	$75	$982
Non-Interest Income	$444	$394
Non-Interest Expense	$13,220	$11,645
Income Tax Provision	$1,288	$1,328
Net Income	$1,684	$1,807
Basic Earnings per Share	$0.18	$0.19
Basic Shares Outstanding	9,588,224	9,408,312
Diluted Earnings per Share	$0.17	$0.19
Diluted Shares Outstanding	9,838,340	9,730,218
YTD Net Interest Margin*	3.51%	3.28%

Reconciliation of YTD Net Income to Pre-Tax, Pre-Provision Earnings:
Net Income	$1,684	$1,807
Provision for Loan Losses	1,025	100
Income Tax Provision	1,288	1,328
Pre-Tax, Pre-Provision Earnings	$3,997	$3,235
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* Percentages are reported on an annualized basis